Exhibit 10.0(e)



                                                              October  15, 1997


Mr. G. W. Lindemann
c/o Figgie International Inc.
4420 Sherwin Road
Willoughby, Ohio 44094

Dear Glen:

This letter shall serve to confirm the terms of employment as Chief Executive Officer and President of Figgie International Inc. and is issued under the authority of the Management Development, Compensation and Nominating Committee of the Board of Directors.

From October 1, 1997 through December 31, 1997 the terms of employment shall be governed by this letter; and thereafter by the terms of an executive employment agreement with an initial term of three years.

The following terms shall cover the period beginning October 1, 1997 through December 31, 1997:

Base Salary
-----------
Bases salary shall be $29,166.67 per month.

Bonus
-----
The normal executive bonus plan shall apply, but with a guaranteed minimum bonus of $7,500 per month for the three month period. However, if the corporate performance targets are met, the bonus shall not be less than $16,250 per month for the three month period. The bonus will be paid within the normal time period under the plan.

Total Cash Compensation
-----------------------
The total cash compensation for 1997 shall not be less than the following:

         Scott Salary (through 9/30/97)                 $133,917
         Scott Bonus (through 9/30/97)                  $ 57,528         (at 100% of Plan)
         Corporate Bonus (through 9/30/97)              $      0         (must meet 90% of Plan)
         Office of the Chairman Bonus                   $100,000         (8 months @ $12,500/mo)
         Corporate Salary (after 10/1/97)               $ 87,500
         Corporate Bonus (after 10/1/97)                $ 22,500
         -------------------------------                --------
         Total 1997 Cash Compensation                   $401,445

G. W. Lindemann
October 15, 1997
Page 2



Stock Options
-------------
The Stock Option Committee has granted to you an option to purchase 200,000 shares of Class "A" Common stock at a price equal to the market close on September 19, 1997. Such option shall be "qualified" to the extent possible. This option grant shall have a life of seven years and exercisable in accordance with the following:

                      Cumulative Shares
                         Exercisable                 Effective Date
                         -----------                 --------------
                              40,000                 September 22, 1998
                              80,000                 September 22, 1999
                             120,000                 September 22, 2000
                             160,000                 September 22, 2001
                             200,000                 September 22, 2002

Other Benefits
--------------
You are eligible for the normal executive benefits including: relocation allowance, medical insurance, dental insurance, split-dollar life insurance, country club and vehicle allowance

The Senior Executive Benefits Plan (S.E.B.P.) shall be deferred until the Board of Directors receives from management specific recommendations regarding changes to this plan. Thereafter, you will be offered a S.E.B.P. agreement after changes, if any, have been adopted; with the intent of providing a benefit which is competitive with other similar U.S. corporations. In any event, the time served as C.E.O. from October 1, 1997 will be credited towards the senior executive benefit, as will all service from date of hire as such time may apply under the terms of this Plan.

The members of the Nominating Committee are extremely pleased that you have accepted the appointment as C.E.O. and President of Figgie International, and look forward to the company continuing on a successful track under your leadership.

                                          Sincerely,

                                          /s/ William J. Sickman

                                          William J. Sickman
                                          Vice President, Corporate Relations


cc:      Nominating Committee